                                                                     Exhibit 4.6

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, PLEDGED OR OTHERWISE TRANSFERRED UNLESS (A) COVERED BY AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT OR (B) THE COMPANY HAS BEEN FURNISHED WITH AN OPINION OF COUNSEL REASONABLY ACCEPTABLE TO THE COMPANY TO THE EFFECT THAT NO REGISTRATION IS REQUIRED FOR SUCH TRANSFER.

================================================================================

Warrant No. RW-2                                                2,500,000 Shares

                              Amended and Restated
                                     WARRANT
                       To Purchase Shares of Common Stock
                                       of
                              ALTUS BIOLOGICS INC.
                            Dated September 26, 2001

================================================================================

     WHEREAS, Altus Biologics Inc., a Delaware corporation (the "Company"), intends to provide the Holder an opportunity to increase its equity interest in the Company through the acquisition of shares of its Common Stock, $.0l par value per share ("Common Stock"), upon the exercise of a warrant with respect thereto;

     NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt of which is hereby acknowledged, the Company certifies and agrees as follows:

     This Warrant certifies that, for value received, VERTEX PHARMACEUTICALS, INCORPORATED (the "Holder"), or registered assigns, is entitled to purchase from the Company TWO MILLION FIVE HUNDRED THOUSAND (2,500,000) shares (the "Shares") of the fully paid and non-assessable Common Stock of the Company, at a price of $2.46 per share (the "Exercise Price"), such number of Shares and Exercise Price per Share subject to adjustment as provided herein and all subject to the conditions set forth herein. This Warrant may be exercised at any time on or before the "Expiration Date" which shall mean February 1, 2009. This Warrant amends and restates in its entirety that certain Warrant No. W-2 for 2,500,000 shares of Common Stock issued February 1, 1999.

     1. EXERCISE OF WARRANT.

     1.1. PROCEDURE. The Holder or any person or entity to whom the Holder has assigned its rights under this Warrant (collectively referred to as the "Warrantholder") may exercise this Warrant, at any time or from time to time, prior to the Expiration Date, on any business day, by surrendering the Warrant, accompanied by a written notice in the form attached hereto (the

"Exercise Notice"), to the Company at the address designated in Section 8.4 hereof, exercising the Warrant and specifying the total number of Shares the Warrantholder will purchase pursuant to such exercise. This Warrant may be exercised in whole or in part as to any or all of the Shares. A certificate or certificates for the Shares purchased upon exercise of this Warrant and, in the event of a partial exercise of this Warrant, a new Warrant of like tenor representing the balance of the Shares purchasable hereunder, shall be delivered by the Company to the Warrantholder not later than ten days after payment is made for the Shares. No fractions of a share of Common Stock will be issued upon the exercise of this Warrant, but if a fractional share would be issuable upon exercise, the Company will pay in cash the fair market value thereof as determined under Section 1.2 below.

     1.2. EXERCISE MECHANICS. The Warrantholder may exercise the Warrant by paying to the Company, by cash or check, an amount equal to the aggregate Exercise Price of the Shares being purchased. As used herein, the fair market value of the Common Stock shall mean the mean between the highest and lowest quoted selling prices on such date on the securities market where the Common Stock of the Company is traded, or if there were no sales on the applicable date, on the next preceding date within a reasonable period (as determined in the sole discretion of the Board of Directors of the Company) on which there were sales. In the event that there were no sales in such a market within a reasonable period, the fair market value shall be as determined in good faith by the Board of Directors. In the event the Warrantholder disagrees with the fair market value determined by the Board of Directors, the Company and the Warrantholder shall use their best efforts to agree upon the selection of an independent appraiser, who will have 30 days in which to determine the fair market value of the Common Stock, and whose determination will be final and binding on all parties concerned. All costs of such determination shall be borne by the Company.

     2. RECORD HOLDER. A Warrant shall be deemed to have been exercised immediately prior to the close of business on the date of its surrender for exercise as provided in Section 1.1 above and the person entitled to receive the Shares of Common Stock issuable upon such exercise or conversion shall be treated for all purposes as the holder of such Shares of record as of the close of business on such date.

     3. PAYMENT OF TAXES. The Company shall pay all taxes and other governmental charges (other than income taxes) that may be imposed in respect of the issue of delivery of the Shares or any portion thereof The Company shall not be required, however, to pay any tax or other charge imposed in connection with any transfer involved in the issue of any certificate for the Shares or any portion thereof in any name other than that of the registered holder of the Warrant surrendered in connection with the purchase of such shares, and in such case the Company shall not be required to issue or deliver any certificate until such tax or other charge has been paid or it has been established to the Company's satisfaction that no tax or other charge is due.

     4. TRANSFER AND EXCHANGE.

     4.1 TRANSFER. Subject to the terms hereof, including, without limitation, Sections 5.1 and 5.3, the Warrant and all rights thereunder are transferable, in whole or in part, on the books of the Company maintained for such purpose at its office designated in Section
8.4 hereof by the registered holder hereof in person or by duly authorized attorney, upon surrender of the Warrant property endorsed. Upon any partial exercise or transfer, the Company will issue and deliver to such holder a new warrant or warrants with respect to the Shares not so exercised, converted or transferred. Each taker and holder of the Warrant, by taking or holding the same, consents and agrees that the Warrant when endorsed in blank shall be deemed negotiable, and that when the Warrant shall have been so endorsed, the holder may be treated by the Company and all other persons dealing with the Warrant as the absolute owner of such Warrant for any purpose and as the person entitled to exercise the rights represented thereby, or to the transfer on the books of the Company, any notice to the contrary notwithstanding; but until such transfer on such books, the Company may treat the registered holder of the Warrant as the owner for all purposes. The term "Warrant" as used herein shall include the Warrant and, any warrants delivered in substitution or exchange therefor as provided herein.

     4.2 EXCHANGE. The Warrant is exchangeable for a warrant or warrants for the same aggregate number of Shares, each new Warrant to represent the right to purchase such number of Shares as the holder shall designate at the time of such exchange. The Warrant may be subdivided, at the Warrantholder's option, into several warrants to purchase the Shares (collectively, also referred to as the "Warrant"). Such subdivision may be accomplished in accordance with the provisions of this Section 4.

     5. TRANSFER OF SECURITIES

     5.1. RESTRICTIONS ON TRANSFER. Neither the Warrant nor the Shares shall be transferable except upon the conditions specified in this Section 5.1, which conditions are intended to insure compliance with the provisions of the Securities Act of 1933 (the "1933 Act") in respect to the transfer of the Warrant and the Shares.

          5.1.1. Unless and until otherwise permitted by this Section 5.1, the Warrant and each certificate or other document evidencing any of the Shares shall be endorsed with the legend substantially in the following form:

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, PLEDGED OR OTHERWISE TRANSFERRED UNLESS (A) COVERED BY AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT, OR (B) THE COMPANY HAS BEEN FURNISHED WITH AN OPINION OF COUNSEL REASONABLY ACCEPTABLE TO THE COMPANY TO THE EFFECT THAT NO REGISTRATION IS REQUIRED FOR SUCH TRANSFER.

          5.1.2. Neither the Warrant nor the Shares shall be transferred, and the Company shall not be required to register any such transfer, unless and until one of the following events shall have occurred:

               (a) the Company shall have received an opinion of counsel reasonably acceptable to the Company and its counsel, stating that the contemplated transfer is exempt from registration under the 1933 Act as then in effect, and the Rules and Regulations of the Securities and Exchange Commission (the "Commission") thereunder. Within ten days after delivery to the Company and its counsel of such an opinion, the Company either shall deliver to the proposed transferor a statement to the effect that such opinion is not satisfactory in the reasonable opinion of its counsel (and shall specify in detail the legal analysis supporting any such conclusion) or shall authorize the Company's transfer agent to make the requested transfer;

               (b) the Company shall have been furnished with a letter from the Commission in response to a written request in form and substance acceptable to counsel for the Company setting forth all of the facts and circumstances surrounding the contemplated transfer, stating that the Commission will take no action with regard to the contemplated transfer; the Warrant or the Shares are transferred pursuant to a registration statement which has been filed with the Commission and has been effective; or

               (c) the restrictions on transfer imposed by this Section 5.1 shall cease and terminate as to the Warrant and the Shares when (i) such securities shall have been effectively registered under the 1933 Act and sold by the holder thereof in accordance with such registration, or (ii) an acceptable opinion as described in Section 5.1.2(a) or a "no action" letter described in
Section 5.1.2(b) states that future transfers of such securities by the transferor or the contemplated transferee would be exempt from registration under the 1933 Act. When the restrictions on transfer contained in this Section
5.1 have terminated as provided above, the holder of the securities as to which such restrictions shall have terminated or the transferee of such holder shall be entitled to receive promptly from the Company, without expense to him, new certificates not bearing the legend set forth in Section 5.1.1 hereof.

     5.2. COOPERATION. The Company shall cooperate in supplying such information as may be reasonably requested by the Warrantholder to complete and file any information reporting forms presently or subsequently required by the Commission as a condition to the availability of an exemption, presently existing or subsequently adopted, from the 1933 Act for the sale of the Warrant or Shares.

     5.3. PERMITTED TRANSFERS. The Warrantholder may, subject to all applicable laws and rules, transfer this Warrant and any Shares purchased hereunder only with the prior written consent of the Company; provided, however, that the foregoing restriction shall terminate upon the effective date of the initial registration statement covering a public offering of the Company's Common Stock, which registration contemplates the registration and continued reporting under
Section 13 or 15(d) of the Securities Exchange Act of 1934. All certificates evidencing Shares purchased under this Warrant prior to the effective date of such initial public offering shall bear a legend substantially to the effect of the foregoing.

     6. ADJUSTMENTS TO EXERCISE PRICE AND SHARES. The Exercise Price in effect from time to time and the number of Shares shall be subject to adjustment in certain cases as set forth in this Section 6.

     6.1. SUBDIVISION OR COMBINATION. In the event the outstanding Common Stock shall be subdivided into a greater number of shares of Common Stock, the Exercise Price for the Shares shall, simultaneously with the effectiveness of such subdivision, be proportionately reduced and the number of Shares proportionately increased, and conversely, in case the outstanding Common Stock shall be combined into a small number of shares of Common Stock, the Exercise Price shall. simultaneously with the effectiveness of such combination, be proportionately increased and the number of Shares proportionately reduced. For the purposes of this Section 6, a distribution or series of distributions of Common Stock to holders of Common Stock in which the number of shares distributed is ten percent (10%) or more of the number of shares of Common Stock upon which the distribution is to be made shall be deemed to be a subdivision of Common Stock.

     6.2. ADJUSTMENT FOR REORGANIZATION, CONSOLIDATION OR MERGER.

          6.2.1. In case of any reorganization of the Company (or any other corporation the stock or other securities of which are at the time receivable on the exercise of the Warrant) after the date on which this Warrant is first issued (the "Issuance Date"), or in case, after such date, the Company (or any such other corporation) shall consolidate with or merge into another corporation or convey all or substantially all of its assets to another corporation, then and in each such case the Warrantholder, upon exercise of the Warrant as provided in Section 1 hereof at any time after the consummation of such reorganization, consolidation, merger or conveyance, shall be entitled to receive, in lieu of the stock or other securities and property receivable upon the exercise of the Warrant prior to such consummation, the stock or other securities or property to which the Warrantholder would have been entitled upon such consummation if the Warrantholder had exercised or converted the Warrant immediately prior thereto; in each such case, the terms of this Warrant, including the exercise provisions of Section 1, shall be applicable to the shares of stock or other securities or property receivable upon the exercise of the Warrant after such consummation.

          6.2.2. The Company shall not effect any consolidation, merger or conveyance of all or substantially all of its assets unless prior to the consummation thereof the successor corporation (if other than the Company) resulting from such consolidation or merger or the corporation into or for the securities of which the previously outstanding stock of the Company shall be charged in connection with such consolidation or merger, or the corporation purchasing such assets, as the case may be, shall assume by written instrument, in form and substance reasonably satisfactory to the Warrantholder, executed and delivered in accordance with Section 10.4 hereof, the obligation to deliver to the Warrantholder such shares of stock, securities or assets as, in accordance with the foregoing provisions, the Warrantholder is entitled to purchase.

          6.2.3. If a purchase, tender or exchange offer is made to and accepted by the holders of more than 50% of the outstanding shares of Common Stock of the Company, the Company shall not effect any consolidation, merger or sale with the Person having made such offer or with any Affiliate of such Person, unless prior to the consummation of such consolidation, merger or sale the Warrantholder shall have been given a reasonable opportunity to then elect to receive either the stock, securities or assets then issuable upon the exercise of the Warrant or, if different, the stock, securities or assets, or the equivalent, issued to previous holders of the Common Stock in accordance with such offer, computed as though the Warrantholder hereof had been at the time of such offer, a holder of the stock, securities or assets then purchasable upon the exercise or conversion of the Warrant. As used in this paragraph 6.2.3. the term "Person" shall mean and include an individual, a partnership, a corporation, a trust, a joint venture, an unincorporated organization and a government or any department or agency thereof. and an "Affiliate" of any Person shall mean any Person directly or indirectly controlling, controlled by or under direct or indirect common control with, such other Person. A Person shall be deemed to control a corporation if such Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of such corporation, whether through the ownership of voting securities, by contract or otherwise.

     6.3. ADJUSTMENTS TO EXERCISE PRICE FOR CERTAIN DILUTING ISSUANCES.

          6.3.1 Special Definitions. The following definitions shall apply:

               (A) "Option" shall mean rights, options or warrants to subscribe for, purchase or otherwise acquire Common Stock or Convertible Securities.

               (B) "Series B Original Issue Date" shall mean the date on which a share of Series B Preferred Stock was first issued.

               (C) "Convertible Securities" shall mean any evidences of indebtedness, shares or other securities directly or indirectly convertible into or exchangeable for Common Stock, but excluding Options.

               (D) "Additional Shares of Common Stock" shall mean all shares of Common Stock issued (or pursuant to Section 6.3.3 deemed to be issued) by the Company after the Series B Original Issue Date, other than:

                    (I) shares of Common Stock issued or issuable upon
               conversion or exchange of any Convertible Securities or exercise of any Options outstanding on the Series B Original Issue Date;

                    (II) shares of Common Stock issued or issuable as a dividend or distribution on any series of Preferred Stock;

                    (III) shares of Common Stock issued or issuable by reason of a dividend, stock split, split-up or other distribution on shares of Common Stock that is covered by Subsection 6.1 or 6.2 above; and

                    (IV) shares of Common Stock (or Options with respect
               thereto), issued or issuable for compensatory purposes to employees or directors of, or consultants to, the Company or any of its subsidiaries pursuant to a plan, agreement or arrangement approved by the Board of Directors of the Corporation, including, for so long as the holders of Series B Preferred Stock are entitled to elect a member of the Board of Directors of the Corporation, at least one Director who constitutes a "Series B Director" as that term is defined in that certain Investor Rights Agreement, dated as of September 26, 2001, by and between the Company and the individuals and entities listed in Exhibit A thereto, provided that the maximum number of shares issuable under such plan, agreement or arrangement has also been approved by the Board of Directors of the Company, including, for so long as the holders of Series B Preferred Stock are entitled to elect a member of the Board of Directors of the Company, at least one Director who constitutes a Series B Director ("Employee Options").

          6.3.2 No Adjustment of Exercise Price. No adjustment in the Exercise Price shall be made as the result of the issuance of Additional Shares of Common Stock if: (a) the consideration per share (determined pursuant to Subsection
3.3.5 for such Additional Share of Common Stock issued or deemed to be issued by the Company is equal to or greater than the Exercise Price in effect immediately prior to the issuance or deemed issuance of such Additional Shares of Common Stock, or (b) prior to such issuance or deemed issuance, the Company receives written notice from the holders of a majority in interest of the Shares agreeing that no such adjustment shall be made as the result of the issuance or deemed issuance of Additional Shares of Common Stock.

          6.3.3 Deemed Issue of Additional Shares of Common Stock. If the Company at any time or from time to time after the Series B Original Issue Date shall issue any Options (excluding Employee Options) or Convertible Securities or shall fix a record date for the determination of holders of any class of securities entitled to receive any such Options or Convertible Securities, then the maximum number of shares of Common Stock (as set forth in the instrument relating thereto without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or, in the case of Convertible Securities and Options therefor, the conversion or exchange of such Convertible Securities, shall be deemed to be Additional Shares of Common Stock issued as of the time of such issue or, in case such a record date shall have been fixed, as of the close of business on such record date, provided that Additional Shares of Common Stock shall not be deemed to have been issued unless the consideration per share (determined pursuant to Subsection 6.3.5 hereof) of such Additional Shares of Common Stock would be less than the applicable Exercise Price in effect on the date of and immediately prior to such issue, or such record date, as the case may be, and provided further that in any such case in which Additional Shares of Common Stock are deemed to be issued:

               (A) No further adjustment in the Exercise Price shall be made upon the subsequent issue of Convertible Securities or shares of Common Stock upon the exercise of such Options or conversion or exchange of such Convertible Securities;

               (B) If such Options or Convertible Securities by their terms provide, with the passage of time or otherwise, for any increase or decrease in the consideration payable to the Company, then upon the exercise, conversion or exchange thereof, the Exercise Price computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, shall, upon any such increase or decrease becoming effective, be recomputed to reflect such increase or decrease insofar as it affects such Options or the rights of conversion or exchange under such Convertible Securities;

               (C) Upon the expiration or termination of any such unexercised Option or unconverted Convertible Security, the Exercise Price shall not be readjusted, but the Additional Shares of Common Stock deemed issued as the result of the original issue of such Option or Convertible Security shall not be deemed issued for the purposes of any subsequent adjustment of the Exercise Price;

               (D) In the event of any change in the number of shares of Common Stock issuable upon the exercise, conversion or exchange of any such Option or Convertible Security, including, but not limited to, a change resulting from the anti-dilution provisions thereof, the Exercise Price then in effect shall forthwith be readjusted to such Exercise Price as would have obtained had the adjustment which was made upon the issuance of such Option or Convertible Security not exercised, converted or exchanged prior to such change been made upon the basis of such change but no further adjustments shall be made for the actual issuance of Common Stock upon exercise of any such Option or Convertible Security; and

               (E) No readjustment pursuant to clause (B) or (D) above shall have the effect of increasing the Exercise Price to an amount which exceeds the lower of (i) the Exercise Price on the original adjustment date, or (ii) the Exercise Price that would have resulted from any issuances of Additional Shares of Common Stock between the original adjustment date and such readjustment date.

     In the event that, after the Series B Original Issue Date, the price at which Options or Convertible Securities may be exercised or converted is decreased, or the number of shares into which Options or Convertible Securities may be exercised or converted is increased, (whether such Options or Convertible Securities were outstanding on the Series B Original Issue Date or were issued after the Series B Original Issue Date), then such Options or Convertible Securities, as so modified, shall be deemed to have been issued after the Series B Original Issue Date and the provisions of this Subsection 6.3.3 shall apply

          6.3.4 Adjustment of Exercise Price Upon Issuance of Additional Shares of Common Stock. In the event the Company shall at any time after the Series B Original Issue Date issue Additional Shares of Common Stock (including Additional Shares of Common Stock deemed to be issued pursuant to Subsection 6.3.3, but excluding Additional Shares of Common Stock issued in a Qualifying Public Offering, as defined in the Company's Certificate of Incorporation, as amended and in effect from time to time), without consideration or for a consideration per share less than the applicable Exercise Price in effect immediately prior to such issue, then and in such event, such Exercise Price shall be reduced, concurrently with such issue, to a price (calculated to the nearest cent) determined by multiplying such Exercise Price by a fraction, (A) the numerator of which shall be (1) the number of shares of Common Stock outstanding immediately prior to such issue plus (2) the number of shares of Common Stock which the aggregate consideration received or to be received by the Company for the total number of Additional Shares of Common Stock so issued would purchase at such Exercise Price; and (B) the denominator of which shall be the number of shares of Common Stock outstanding immediately prior to such issue plus the number of such Additional Shares of Common Stock so issued, provided that, (i) for the purpose of this Subsection 6.3.4, all shares of Common Stock issuable upon conversion or exchange of Convertible Securities outstanding immediately prior to such issue shall be deemed to be outstanding, and (ii) the number of shares of Common Stock deemed issuable upon conversion or exchange of such outstanding Convertible Securities shall not give effect to any adjustments to the conversion or exchange price or conversion or exchange rate of such Convertible Securities resulting from the issuance of Additional Shares of Common Stock that is the subject of this calculation.

          6.3.5 Determination of Consideration. For purposes of this Subsection 6.3, the consideration received by the Company for the issue of any Additional Shares of Common Stock shall be computed as follows:

               (A) Cash and Property: Such consideration shall:

                    (I) insofar as it consists of cash, be computed at the
               aggregate of cash received by the Company, excluding amounts paid or payable for accrued interest;

                    (II) insofar as it consists of property other than cash, be computed at the fair market value thereof at the time of such issue, as determined in good faith by the Board of Directors; and

                    (III) in the event Additional Shares of Common Stock are
               issued together with other shares or securities or other assets of the Company for consideration which covers both, be the proportion of such consideration so received, computed as provided in clauses (I) and (II) above, as determined in good faith by the Board of Directors.

               (B) Options and Convertible Securities. The consideration per share received by the Company for Additional Shares of Common Stock deemed to have been issued pursuant to Subsection 6.3.3, relating to Options and Convertible Securities, shall be determined by dividing

                    (x) the total amount, if any, received or receivable by the
               Company as consideration for the issue of such Options or Convertible Securities, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such consideration) payable to the Company upon the exercise of such

               Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities, by

                    (y) the maximum number of shares of Common Stock (as set
               forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or the conversion or exchange of such Convertible Securities.

     6.4. NOTICE OF ADJUSTMENT. When any adjustment is required to be made in the Exercise Price, the Company shall promptly notify the Warrantholder of such event, of the calculation by which such adjustment is to be made and of the resulting Exercise Price.

     6.5. DUTY TO MAKE FAIR ADJUSTMENTS IN CERTAIN CASES. If any event occurs as to which in the opinion of the Board of Directors the other provisions of this
Section 6 are not strictly applicable or if strictly applicable would not fairly protect the purchase and exercise rights of the Warrant in accordance with the essential intent and principles of such provisions, then the Board of Directors shall make an adjustment in the application of such provisions, in accordance with such essential intent and principles, so as to protect such purchase rights as aforesaid.

     7. RESERVATION OF SHARES. The Company shall at all times reserve and keep available out of its authorized but unissued Common Stock the full number of Shares deliverable upon exercise of the Warrant, Shares as such number may change from time to time. Also, the Company shall, at its own expense, take all such actions and obtain all such permits and orders as may be necessary to enable the Company lawfully to issue the Shares upon the exercise or conversion of the Warrant.

     8. MISCELLANEOUS.

     8.1. ENTIRE AGREEMENT. This Warrant constitutes the full and entire understanding and agreements between the parties hereto with respect to the subjects hereof and thereof.

     8.2. SUCCESSORS AND ASSIGNS. The terms and conditions of this Warrant shall inure to the benefit of and be binding upon the respective successors and assigns of the parties hereto, except as expressly provided otherwise herein.

     8.3. GOVERNING LAW. This Warrant shall be governed by and construed under the laws of the Commonwealth of Massachusetts.

     8.4. NOTICES, ETC. All notices and other communications required or permitted hereunder shall be in writing and shall be deemed effectively given upon personal delivery or upon the seventh day following mailing by registered air mail, postage prepaid, addressed (a) if to the Warrantholder, at 13 Waverly Street, Cambridge, Massachusetts 02139, Attention: Kenneth S. Boger, Esq. or at such other address as shall have furnished to the Company in writing, (b) if to the Company, a copy should be sent to 625 Putnam Street, Cambridge, MA 02139, Attention: President, or at such other address as the Company shall have furnished in writing to the Warrantholder, with a copy to Mintz, Levin Cohn, Ferris, Glovsky and Popeo, P.C., One Financial Center, MA 02111, Attention: Jonathan L. Kravetz, or (c) if to any other Warrantholder, at such address as such holder shall have furnished to the Company in writing, or, until such Warrantholder so furnishes an address to the Company, then to and at the address of the last holder of such Warrant who so furnished an address to the Company.

     8.5. DELAYS OR OMISSIONS. No delay or omission to exercise any right, power or remedy accruing to any holder of any securities issued or sold or to be issued or sold hereunder, upon any breach or default of the Company under this Warrant, shall impair any such right, power or remedy of such holder nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or in any similar breach or default thereafter occurring, nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any holder of any breach or default under this Warrant, or any waiver on the part of any holder of any provisions or conditions of this Warrant must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Warrant or by law or otherwise afforded to any holder, shall be cumulative and not alternative.

     8.6. SURVIVAL. The representations, warranties, covenants and agreements made herein shall survive the execution and delivery of this Warrant, except as expressly provided otherwise herein or therein.

     8.7. WAIVERS AND AMENDMENTS. With the written consent of the record or beneficial holders of more than 50% in interest of the Shares, the obligations of the Company and the rights of the Warrantholders may be waived (either generally or in a particular instance, either retroactively or prospectively and either for a specified period of time or indefinitely), and with the same consent the Company, when authorized by resolution of its board of directors, may enter into a supplemental agreement for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Warrant; provided, however, that no such waiver or supplemental agreement shall reduce the aforesaid percentage of the Shares, the holders of which are required to consent to any waiver or supplemental agreement, without the consent of the record or beneficial holders of all the Shares (treated as if exercised). Upon the effectuation of each such waiver, consent, agreement of amendment or modification. the Company promptly shall give written notice thereof to the record holders of the Warrant and the Shares. This Warrant or any provision hereof may not be changed, waived, discharged or terminated orally, but only by a statement in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought, except to the extent provided in this Section 8.7.

     8.8. SEVERABILITY. If one or more provisions of this Warrant are held to be invalid, illegal or unenforceable under applicable law, such provision shall be modified in such manner as to be valid, legal and enforceable, but so as to most nearly retain the intent of the parties. and if such modification is not possible, such provision shall be severed from this Warrant as if such provision were not included. in either case, and the balance of this Warrant shall not in any way be affected or impaired thereby and shall be enforceable in accordance with its terms.

     8.9. REGISTERED HOLDER. The Company may deem and treat the registered Warrantholder(s) hereof as the absolute owner(s) of this Warrant (notwithstanding any notation of ownership or other writing hereon made by anyone), for the purpose of any exercise or conversion hereof, of any distribution to the Warrantholder(s) hereof, and for all other purposes, and the Company shall not be affected by any notice to the contrary. Other than as set forth herein, this Warrant does not entitle any Warrantholder hereof to any rights of a stockholder of the Company.

     8.10. TITLES AND SUBTITLES. The titles of the sections and subsections of this Warrant are for convenience and are not to be considered in construing this Warrant.

     IN WITNESS WHEREOF, Company has caused this Warrant to be signed by its duly authorized officer and issued as of the date set forth below.

Dated: September ___, 2001

                                        ALTUS BIOLOGICS INC.


                                        By:
                                            ------------------------------------
                                            Peter Lanciano
                                            President

                               NOTICE OF EXERCISE

                 (To be Executed by the Registered Warrantholder
                        in order to Exercise the Warrant)

     The undersigned hereby irrevocably elects to exercise the right to purchase ___________________ (_____) shares of the Common Stock, $.01 par value, of Altus Biologics Inc., a Delaware corporation, covered by Warrant No. W-___, according to the conditions thereof and herewith makes payment of the Exercise Price of such Shares in full.

     I. Such payment is hereby tendered in the form of $____________________ by wire transfer or certified or bank check.

     II. The undersigned elects to receive the net value of the Shares pursuant to Section 1.2 of the Warrant.

                                        Printed Name of Warrantholder:

                                        ----------------------------------------

                                        Signature:


                                        ----------------------------------------

                                        Title (if signing on
                                        behalf of a Warrantholder):

                                        ----------------------------------------

                                        Date:

                                        ----------------------------------------

                                        Address:

                                        ----------------------------------------

                               FORM OF ASSIGNMENT

     For Value Received, the undersigned registered owner of this Warrant issued by Altus Biologics Inc. hereby sells, assigns and transfers unto the Assignee named below all of the rights of the undersigned under the within Warrant No. W-_____, with respect to the number of Shares of Common Stock set forth below:

Name of Assignee   Address   Number of Shares
----------------   -------   ----------------


and does hereby irrevocably constitute and appoint __________ attorney to make such transfer on the books of Altus Biologics Inc., maintained for such purpose, with full power of substitution in the premises.

Dated:
       ------------------------------   ----------------------------------------
                                        Signature of registered owner
Witness:
         ----------------------------